UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2020 (January 24, 2020)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West 26th Street, 9th Floor, New York, NY 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

Employment Letter with President

As previously disclosed effective October 7, 2019, Chad Wagenheim was appointed as President of Sequential Brands Group, Inc. (the “Company” or “Sequential”).

On January 24, 2020, Mr. Wagenheim and the Company entered into an employment letter that amended his previous employment arrangements (such terms as amended, the “Letter”). Mr. Wagenheim’s employment with the Company is at will unless and until terminated as provided in the Letter. Under the terms of the Letter, Mr. Wagenheim will receive an annual base salary of $450,000, effective July 1, 2019, which may be increased from time to time at the discretion of the Compensation Committee of the Board. The Letter also provides that Mr. Wagenheim will be eligible to participate in the Company’s annual bonus program and will have a target annual bonus opportunity equal to 100% of his base salary, based upon the Company achieving certain performance or financial targets to be determined by the Board. In recognition of his promotion and his extraordinary individual performance during 2019, Mr. Wagenheim will receive a discretionary bonus of $325,000 (the “Discretionary Bonus”). In recognition of his valuable services to the Company, Mr. Wagenheim also will receive a long-term cash incentive bonus of $250,000 (the “LTI Bonus”) in lieu of a stock grant, to be paid in two installments as follows: (a) $62,500 upon execution of the Letter; and (b) $187,500 on October 1, 2020. The Letter also provides that if Mr. Wagenheim is terminated without cause, he will receive an amount equal to his annual base salary, plus the LTI Bonus. Payment of the severance is subject to the requirement that Mr. Wagenheim execute a release of claims against the Company and its affiliates. The Letter is attached as Exhibits 10.1, 10.2 and 10.3 hereto, each of which is incorporated herein by reference.

Updated Employment Terms with Interim Chief Financial Officer

As previously disclosed, Daniel Hanbridge, the Company’s Senior Vice President & Interim Chief Financial Officer, will receive a long-term incentive bonus of $50,000 in lieu of a stock grant.  The payment installments for such bonus were amended to be paid in two installments as follows: (a) $12,500 immediately; and (b) $37,500 by October 1, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Letter between Sequential Brands Group, Inc. and Chad Wagenheim, dated January 24, 2020.
10.2	Employment Letter between Sequential Brands Group, Inc. and Chad Wagenheim, dated June 5, 2017.
10.3	Employment Letter between Sequential Brands Group, Inc. and Chad Wagenheim, dated October 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: January 29, 2020	By:	/s/ Daniel Hanbridge
	Name:	Daniel Hanbridge
	Title:	Senior Vice President & Interim Chief Financial Officer